EXHIBIT 10.19


                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of April 3, 2001 between Kirlin Securities, Inc., a Delaware corporation having its principal office at 6901 Jericho Turnpike, Syosset, New York 11791 ("Corporation"), and Martin F. Schacker, residing at the address indicated on the signature page hereof ("Executive").

                                    RECITALS

                The Corporation wishes to employ Executive, and Executive wishes to accept such all upon the terms and conditions herein contained.

          IT IS AGREED:

1.        Employment, Duties and Acceptance.

          1.1 General. Corporation hereby employs Executive in the capacity of Investment Banking Consultant and Registered Representative and Executive hereby accepts such employment, subject to the terms and conditions herein contained. The Executive's primary functions and duties will be to (i) negotiate and structure public and private financings, (ii) advise clients with respect to mergers and acquisitions and (iii) serve as account representative for his customers' accounts and to assist in the business development of the Corporation. In addition, the Executive will serve as an advisor to the investment banking department of the Corporation. All of Executive's powers and authority in such capacity at all times will be subject to the direction and control of the Corporation's Board of Directors and its co-Chief Executive Officers. The Board of Directors or either of the co-Chief Executive Officers may assign such general management duties for the Corporation and its subsidiaries and affiliates are consistent with the executive status of Executive.

          1.2 Part-Time Position. Executive agrees to devote up to 10% of his time, energies and attention to the business and affairs of the Corporation and its subsidiaries and affiliates in the performance of his duties hereunder. The



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Corporation acknowledges that the Executive from time to time may have extended absences of up to 4 to 6 weeks at a time from the Corporation's offices as a result of Executive's travel for personal or other business reasons. Nothing herein shall be construed as preventing Executive from (a) devoting 90% or less of his business time to the operations of Innapharma, Inc., or (b) making or supervising personal investments, provided that (i) except in connection with Innapharma, Inc., he will not be required to render any services to the companies in which such investments are made; (ii) such investment will not cause a breach of Section 5 hereof; and (iii) such investment will not interfere with the performance of Executive's duties hereunder.

          1.3 Travel. Executive will be based in the metropolitan New York area, and will undertake such occasional travel as is reasonably necessary in the interests of the Corporation. Executive acknowledges that the Corporation's principal place of business is located in Syosset, New York and hereby agrees that the Corporation may reasonably require that the Executive travel to such location on a regular basis.

2.        Compensation and Benefits.

          2.1 Salary. As full compensation during the term of this Agreement for all Executive's services to be rendered to the Corporation and its subsidiaries and affiliates, the Corporation agrees to pay, or cause to be paid, to Executive, in the manner hereinafter provided, (i) base salary (hereinafter "Base Salary") at the rate of $24,000 per annum, payable in periodic installments in accordance with the Corporation's normal payroll procedures, and
(ii) the additional compensation hereinafter set forth in this Section 2.

          2.2 Discretionary Bonus. In addition to Base Salary, Executive shall be entitled to receive bonus payments in the discretion of the Board of Directors.


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          2.3 Brokerage Commissions; Investment Banking Compensation.

          (i) Executive will be entitled to receive brokerage commissions from customer accounts for which the Executive is the designated account representative at a 60% payout rate (55% in cash and 5% as part of the Corporation's Deferred Commission Program), less customary charges in accordance with the Corporation's general policies in effect from time to time, and payable in accordance with the Corporation's normal payroll procedures.

          (ii) Executive will be entitled to receive additional compensation in connection with Executive's investment banking activities in accordance with the Corporation's standard investment banking compensation formula.

          2.4 Stock Option. On the date hereof, the Board of Directors or Stock Option Committee of Kirlin Holding Corp. ("Parent") has granted Executive a ten-year option to purchase 569,921 shares of common stock of Parent with an exercise price equal to $1.50 per share, vesting in two equal installments on each of the first and second anniversaries of the Commencement Date, to be evidenced by a Stock Option Agreement in the form annexed hereto as Exhibit A.

          2.5 Benefits. Executive will be entitled to participate in all welfare and fringe benefit plans as are customarily afforded to all employees in accordance with the terms of such plans and arrangements.

          2.6 Vacation. Since Executive's position with the Corporation is a part-time position, Executive will not be entitled to any paid vacation.

          2.7 Expenses. The Corporation will reimburse Executive in accordance with its regular policies and practices for business expenses (other than for personal automobiles that are intended to be covered by the allowance provided for in subsection 2.8) reasonably incurred by Executive in connection with the

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performance of Executive's duties under this Agreement, subject to Executive's presentation of appropriate documentation of such expenses.

          2.8 Automobile Allowance. The Corporation will pay to Executive a $1,000 monthly non-accountable expense allowance, payable through the Corporation's normal payroll.

          2.9 Directors and Officers Insurance Coverage. As long as the Executive is serving as a director of either the Corporation or Parent, the Corporation shall cause the Executive to be covered under any directors and officers liability insurance policies maintained by Parent.

3. Term; Interim Consultancy. The term of this Agreement shall commence ("Commencement Date") on the Closing Date of the Agreement of even date herewith among M.S. Farrell & Co., Inc., the Corporation, Kirlin Holding Corp., et al. ("April 2001 Agreement"), and shall continue for a period of 30 months, unless sooner terminated as herein provided. Notwithstanding the foregoing, between the date hereof and the Commencement Date, Executive shall serve as a consultant to the Corporation (without payment of any remuneration) for the purpose of assisting the Corporation in implementing an orderly transition of certain assets of M.S. Farrell & Co., Inc. to the Corporation on the Closing Date pursuant to the April 2001 Agreement. If the April 2001 Agreement is terminated for any reason pursuant to the provisions of Section 10 thereof, this Agreement shall also terminate.

4.        Termination and Payment.

          4.1 Death. If Executive shall die during the term of this Agreement, this Agreement shall thereupon terminate, except that the Corporation will pay to Executive's estate Executive's Base Salary through the last day of the month during which Executive shall have died and all brokerage commissions earned by Executive through the date of death.

          4.2 Disability. The Corporation, by notice to Executive, may immediately terminate this Agreement if Executive shall become disabled, or shall fail because of illness or incapacity, to render services of the character

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contemplated by this Agreement for 60 consecutive days (or an aggregate of 90 days) during any 6-month period. Notwithstanding such termination, the Corporation will pay to Executive his Base Salary through the last day of the month during which such notice shall have been given and all brokerage commissions earned by Executive through the date of termination.

          4.3 For Cause. The Corporation, by notice to Executive, may immediately terminate this Agreement "for cause" for any of the reasons enumerated below in this subsection 4.3 (provided, however, in the event of termination for a reason specified in clause (i)(B) below, such termination shall be effective only after Executive has been given written notice setting forth in reasonable detail the acts, omissions or failures of the Executive and a specified reasonable period of time in which to cure all of such acts, omissions or failures (if capable of being cured), and such shall not have been cured within such reasonable period) and upon such termination (i) Executive shall be released from any duties hereunder except as set forth in Section 5 hereof; and (ii) the Corporation will pay to Executive his Base Salary through the date of termination:

          (i) If Executive (A) willfully refuses or fails to carry out specific legal directions of the Board of Directors or either of the co-Chief Executive Officers, or (B) willfully refuses or fails to perform a material part of his duties hereunder;

          (ii)      If Executive commits a breach of any of the provisions of
                    Section 5 hereof or breaches the representations and warranties set forth in Section 6 hereof;

          (iii) If Executive commits an act involving any misappropriation or embezzlement involving the properties, assets or funds of the Corporation or its subsidiaries or affiliates;

          (iv) If Executive is convicted of, or pleaded guilty or nolo contendere to, (A) any felony crime or (B) any crime involving moral turpitude or which may harm the reputation

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                    of the Corporation or its subsidiaries or affiliates in the sole determination of the Board of Directors;

          (v) If Executive has imposed against him a permanent bar (or a temporary suspension of 30 days or more, 60 days with respect to a suspension arising from the matters relating to NASD Docket/Case Number E10990544) from association with a securities firm by any Federal, state or regulatory agency or self-regulatory body, or is otherwise the subject of regulatory action which may harm the reputation of the Corporation or its subsidiaries or affiliates in the sole determination of the Board of Directors; or

          (vi) If Executive committed an act (or the failure thereof) which involves intentional wrongdoing or gross negligence.

5.        Protection of Confidential Information.

          5.1 Nondisclosure of Confidential Information. Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any information obtained or learned by him during the course of his employment with the Corporation or any of its affiliates with regard to the operational, financial, business or other affairs of the Corporation or its subsidiaries or affiliates, or its or their officers and directors, including, without limitation, trade "know how," secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except (i) in the course of performing his duties hereunder, (ii) with the Corporation's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. In the event that Executive is required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, will notify, by personal delivery or by facsimile,

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confirmed by express mail, the Corporation and, at the Corporation's expense,
Executive will: (a) take all necessary steps reasonably requested by the Corporation to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Corporation to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

          5.2 Termination of Employment. Upon termination of his employment with Corporation, or at any time the Corporation may so request, Executive will promptly deliver to Corporation all memoranda, notes, records, reports, customer lists, manuals, drawings and other documents (and all copies thereof) relating to the business of the Corporation and its subsidiaries and affiliates and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive may retain copies of documents containing information that relates solely to those customers that Executive is permitted to solicit within the first year following the termination of his employment as provided in Section 5.3.

          5.3 Nonsolicitation. During the term of his employment with the Corporation and for a period of one year thereafter, Executive shall not, without the prior written permission of the Corporation, in the United States, its territories and possessions, directly or indirectly, (i) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Corporation or any of its subsidiaries and affiliates while the Executive was employed by Corporation; or (ii) solicit, interfere with, or endeavor to entice away from the Corporation or any of its subsidiaries or affiliates any of its or their customers or sources of supply, other than those customers of the Corporation for which the Executive (A) was the designated account representative for such customer while that customer maintained an account at M.S. Farrell & Co., Inc., a list of such customers of which shall be annexed to the Association Agreement between the Executive and the Corporation to be entered into on the Commencement Date or (B) opened the account through his own leads and referrals, and not through leads provided by the Corporation, and the Executive has indicated this in writing to the Corporation as part of the normal account opening procedures of the Corporation.

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          5.4 Injunctive Relief. The parties hereto hereby acknowledge and agree that (i) the Corporation would be irreparably injured in the event of a breach by Executive of any of his obligations under Section 5 hereof, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Corporation shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach or threatened breach. It is hereby also agreed that the existence of any claims which Executive may have against the Corporation or any of it subsidiaries, whether under this Agreement or otherwise, shall not be a defense to the enforcement by the Corporation of any of its rights under this Section 5 hereof. In the event of a breach, the Corporation may also require Executive to account for and pay over to Corporation all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting such breach.

          5.5 Scope of Restriction. It is the intent of the parties hereto that the covenants contained in Section 5 hereof shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of Executive). Accordingly, it is hereby agreed that if any of the provisions of Section 5 hereof shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

          5.6 Nonexclusivity. The undertakings of Executive contained in Section 5 hereof shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

6.        Executive's Representations.  Executive represents and warrants that:


          (i) Executive has the right to enter into this Agreement and is not subject to any contract, commitment, agreement,

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                    arrangement or restriction of any kind which would prevent
                    Executive from performing Executive's duties and obligations hereunder, nor is Executive subject to any post-employment restriction pursuant to a contractual arrangement or otherwise with M.S. Farrell & Co., Inc.; and

          (ii) To the best of Executive's knowledge, Executive is not subject to any undisclosed medical condition which might have a material effect on Executive's ability to perform satisfactorily Executive's services hereunder.

          (iii) Executive acknowledges that the Corporation's willingness to employ Executive is based upon the accuracy of the foregoing representation and warranties. Executive agrees that he will indemnify the Corporation against all costs and expenses, including reasonable attorney's fees, incurred in the defense of any claims that would constitute a breach of
                    Section 6 brought against the Corporation by M.S. Farrell & Co., Inc., or any of its stockholders, officers, directors or employees.

7.       Miscellaneous Provisions.

          7.1 Notices. All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered if delivered personally or by nationally recognized overnight courier, or four days after deposit with the United States Post Office if mailed by postage prepaid registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth herein, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this subsection 7.1.

          7.2 Entire Agreement. This Agreement, together with the Stock Option Agreement and Association Agreement referred to in subsections 2.4 and 5.3, respectively, set forth the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations,

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understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver of change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

7.3 Governing Law. All questions with respect to the construction or interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the internal law of the State of New York without regard to principles of conflicts of law.

7.4 Headings. The article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

7.5 Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation. This Agreement shall not be assignable by Executive and shall inure to the benefit of and be binding upon Executive and his legal representatives.








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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



KIRLIN SECURITIES, INC.


   /s/ Anthony J. Kirincic                      /s/ Martin F. Schacker
By_______________________________           ____________________________________
   Anthony J. Kirincic, President                   Martin F. Schacker

                                            Residence Address of Executive:

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